UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2012

Express Scripts Holding Company

(Exact name of registrant as specified in its charter)

Delaware	001-35490	45-2884094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 314-996-0900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 2, 2012, pursuant to the Agreement and Plan of Merger dated as of July 20, 2011, as amended on November 7, 2011 (the “Merger Agreement”), by and among the Express Scripts Holding Company (“Express Scripts” or the “Parent”), Express Scripts, Inc. (“ESI”), Medco Health Solutions, Inc. (“Medco”), Aristotle Merger Sub, Inc. and Plato Merger Sub, Inc., each of ESI and Medco became wholly owned subsidiaries of Express Scripts. Medco is an acquiree for accounting and financial reporting purposes.

This Current Report on Form 8-K includes Medco’s consolidated historical financial statements for the first quarter of fiscal 2012, which are attached hereto as Exhibit 99.1 and incorporated herein by reference. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Unaudited condensed consolidated balance sheets of Medco Health Solutions, Inc. as of March 31, 2012 and December 31, 2011, the unaudited condensed consolidated statements of income, comprehensive income and cash flows of Medco Health Solutions, Inc. for the quarterly periods ended March 31, 2012 and March 26, 2011 and the unaudited condensed consolidated statement of stockholders’ equity of Medco Health Solutions, Inc. for the quarterly period ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Express Scripts Holding Company (Registrant)

By:	/s/ Jeffrey Hall
Name: Jeffrey Hall
Title: Executive Vice President and Chief Financial Officer

Dated: May 10, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Unaudited condensed consolidated balance sheets of Medco Health Solutions, Inc. as of March 31, 2012 and December 31, 2011, the unaudited condensed consolidated statements of income, comprehensive income and cash flows of Medco Health Solutions, Inc. for the quarterly periods ended March 31, 2012 and March 26, 2011 and the unaudited condensed consolidated statement of stockholders’ equity of Medco Health Solutions, Inc. for the quarterly period ended March 31, 2012.